                                                                 Exhibit 23.3

         CONSENT OF PricewaterhouseCoopers LLP, INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-3 of DAOU Systems, Inc. of our report, dated March 8, 1996, on our audit of the financial statements of Sentient Systems, Inc. as of November 30, 1995 and for the year then ended, which report is included in the current report on Form 8-K/A for DAOU Systems, Inc. dated May 18, 1998. We also consent to the reference to our firm under the caption "Experts" in this registration statement.


                                           /s/PricewaterhouseCoopers LLP
                                           -----------------------------
McLean, Virginia
November 30, 1998